FORM 8-K

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 14, 2000


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)


    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release Reporting Home Bancorp's First Quarter Earnings.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ Marvin C. Schumm
Date:   February 16, 2000                               ------------------------
                                                        Marvin C. Schumm
                                                        President & CEO

                                  NEWS RELEASE
Home Bancorp
132 EAST BERRY STREET   P.O. BOX 989                 Date    February 14, 2000
FORT WAYNE, INDIANA 46801-0989                       ---------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027                                 Contact Marvin C. Schumm
                                                     ---------------------------
                                                     President and
                                                       Chief Executive Officer
                                                     Home Loan Bank

                  Home Bancorp Reports First Quarter Earnings

FORT WAYNE, Indiana, -- February 14, 2000 - Home Bancorp (Nasdaq: HBFW), the holding company of Home Loan Bank fsb, reported net income for the first quarter fiscal year 2000 (FY00) ended Dec-31-99 was $613,000 as compared to $765,000 for the same period a year ago. The (FY00) three fiscal months ended December 31 indicated a return on average assets of 0.58% as compared with 0.82% for the first quarter 1999. The return on average equity for the first quarter was 6.61% contrasted to 7.60% for the same period 1999.

Assets totaling $420,326,078 as of Dec-31-99 represent a moderate increase of 1.54% from Sep-30-99's total assets of $413,956,800. The slowing in growth rate is largely due to a more restrictive depositary interest rate structure. The Bank will continue to serve its customers in a competitive environment.

Loan activity reflects current market conditions and although total loans increased $3,700,000 in the first quarter of fiscal 2000 (FY00), predicted advances in loan rates would cause loan volume to decline. To meet the demand of the more youthful segment of local citizens, the Bank will offer 30-year, 95% loan to value, mortgages for resale in the secondary market.

In anticipation of decreased loan activity, the Bank has embarked upon a more aggressive investment strategy that provides for municipal tax-free income as well as investment in higher-yielding securities. Bank income will be enhanced without undue risk.

The Bank's loan portfolio reflects a conservative loan policy that has served the Bank well in the past. Historically loan losses have been minimal and the "Allowance for loan losses to non-performing loans" is more than adequate.

On November 3, 1999, the Bank opened its 10th office, the second in Decatur, IN. The new office has been widely accepted by the community and is designed to serve the motoring public.

The Board of Directors declared a quarterly cash dividend of $0.10 per share, payable January 13, 2000 to stockholders of record December 28, 1999.

     Home Bancorp (Nasdaq)
     Quarter December 31:                       1999         1998
                                              --------     --------
     Net Income ...........................   $613,000     $765,000
     Share Earnings:
              Net Income basic ............        .32          .37


                       Holding Company for Home Loan Bank